Supplemental Financial Information First Quarter 2024 investors.ironmountain.com

Table of Contents Section I - Q1 Earnings Press Release Q1 2024 Earnings Press Release 3 Section II - Financial Highlights and Organic Growth Financial and Operating Highlights 6 Organic Revenue Growth 7 Section III - Operational Metrics Global Storage Volume 8 Quarterly Operating Performance 9 Section IV - Balance Sheets, Statements of Operations and Reconciliations Condensed Consolidated Balance Sheets 10 Quarterly Condensed Consolidated Statements of Operations 11 Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA 12 Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 13 Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO 14 Section V - Storage and Service Reconciliation Quarterly Storage Rental and Service Business Detail 15 Section VI - Real Estate Metrics Global Real Estate Portfolio and Lease Obligations 16 Facility Lease Expirations 16 Section VII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 17 Data Center Operating Portfolio and Total Potential Capacity 18 Data Center Expansion and Development Activity 19 Section VIII - Capitalization and Debt Maturity Profile Capitalization 20 Total Borrowings Maturity Schedule 20 Debt Maturity Profile 20 Section IX - Capital Expenditures Quarterly Capital Expenditures and Investments 21 Section X - Appendix and Definitions Appendix and Definitions 22 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended March 31, 2024 unless noted Unaudited investors.ironmountain.com Q1 2024 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q1 Earnings Press Release

Iron Mountain Reports First Quarter Results

-- Net Income of $77 million; Achieves record quarterly Revenue --

-- Strong start to the year exceeding guidance on all metrics; reiterates full year 2024 guidance --

-- Data Center: Leased 30 megawatts in the first quarter --

PORTSMOUTH, N.H. – May 2, 2024 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the first quarter of 2024. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We are pleased to report a strong start to 2024, resulting in all-time record Revenue and a record first quarter Adjusted EBITDA," said William L. Meaney, President and CEO of Iron Mountain. "Our business is performing well and we are positioned to continue our growth trajectory. Our team remains laser focused on delivering the best integrated set of solutions and services for our customers. Our consistent strong performance is evidence that our strategy, through Project Matterhorn, is working."

Financial Performance Highlights for the First Quarter of 2024

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change	
	3/31/24	3/31/23	Reported $	Constant Fx
Storage Rental Revenue	$885	$810	9%	9%
Service Revenue	$592	$504	17%	17%
Total Revenue	**$1,477**	**$1,314**	**12%**	**12%**
Net Income	$77	$66	18%	
Reported EPS	$0.25	$0.22	14%	
Adjusted EPS	$0.43	$0.42	2%	
Adjusted EBITDA	$519	$461	13%	13%
Adjusted EBITDA Margin	*35.1%*	*35.1%*	*0 bps*	
AFFO	$324	$295	10%	
AFFO per share	$1.10	$1.01	9%	

- Total reported revenues for the first quarter were $1.5 billion, compared with $1.3 billion in the first quarter of 2023, an increase of 12.4%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 12.2% compared to the prior year, driven by a 9.0% increase in storage rental revenue and a 17.2% increase in service revenue.
- Net Income for the first quarter was $77.0 million, compared with $65.5 million in the first quarter of 2023.
- Adjusted EBITDA for the first quarter was $518.9 million, compared with $460.8 million in the first quarter of 2023, an increase of 12.6%. On a constant currency basis, Adjusted EBITDA increased by 12.5% in the first quarter, compared to the first quarter of 2023, driven by the increase in storage rental revenue, ALM improvement and data center commencements.
- FFO (Normalized) per share was $0.74 for the first quarter, compared with $0.71 in the first quarter of 2023.
- AFFO was $323.7 million for the first quarter, compared with $295.2 million in the first quarter of 2023, an increase of 9.6% driven by improved Adjusted EBITDA.
- AFFO per share was $1.10 for the first quarter, compared with $1.01 in the first quarter of 2023.

investors.ironmountain.com Q1 2024 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q1 Earnings Press Release

Dividend

On May 2, 2024, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.65 per share for the second quarter. The second quarter 2024 dividend is payable on July 5, 2024, for shareholders of record on June 17, 2024.

Guidance

Iron Mountain affirmed full year 2024 guidance; details are summarized in the table below.

2024 Guidance[(1)]		
($ in millions, except per share data)		
	2024 Guidance	**Y/Y % Change at Midpoint**
Total Revenue	$6,000 - $6,150	11%
Adjusted EBITDA	$2,175 - $2,225	12%
AFFO	$1,300 - $1,335	9%
AFFO Per Share	$4.39 - $4.51	8%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a global leader in information management services. Founded in 1951 and trusted by more than 240,000 customers worldwide, Iron Mountain serves to protect and elevate the power of our customers' work. Through a range of offerings including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.

To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on X (formerly Twitter) and LinkedIn.

investors.ironmountain.com Q1 2024 Supplemental Financial Information 4

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “will” or similar expressions, we are making forward- looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies (including artificial intelligence) into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Investor Relations Contacts: Gillian Tiltman Erika Crabtree SVP, Head of Investor Relations Manager, Investor Relations Gillian.Tiltman@ironmountain.com Erika.Crabtree@ironmountain.com (617) 286-4881 (617) 535-2845 Section I - Q1 Earnings Press Release investors.ironmountain.com Q1 2024 Supplemental Financial Information 5

IRON MOUNTAIN
Section II - Financial Highlights and Organic Growth

Financial Highlights

	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Storage Rental Revenue	$884,842	$871,144	$858,656	$830,756	$810,089
Service Revenue	$592,021	$548,685	$529,519	$527,180	$504,260
Total Revenues	**$1,476,863**	**$1,419,829**	**$1,388,175**	**$1,357,936**	**$1,314,349**
Adjusted EBITDA	$518,855	$525,249	$499,962	$475,658	$460,808
Adjusted EBITDA Margin	35.1 %	37.0 %	36.0 %	35.0 %	35.1 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$74,061	$28,482	$91,043	$114	$64,595
Reported EPS - Fully Diluted	$0.25	$0.10	$0.31	$0.00	$0.22
Adjusted EPS	$0.43	$0.52	$0.45	$0.40	$0.42
FFO (Normalized)	$219,777	$246,005	$223,080	$208,113	$207,392
FFO (Normalized) per Share	$0.74	$0.83	$0.76	$0.71	$0.71
AFFO	$323,653	$327,634	$301,201	$287,090	$295,242
AFFO per Share	$1.10	$1.11	$1.02	$0.98	$1.01
TTM AFFO Payout Ratio	61.0 %	61.6 %	62.2 %	61.5 %	61.7 %
Dividend per Share	$0.65	$0.65	$0.65	$0.62	$0.62
Weighted Average Common Shares Outstanding - Diluted	295,221	295,014	294,269	293,527	293,049
Net Lease-Adjusted Leverage Ratio	5.1x	5.1x	5.1x	5.1x	5.1x

Operating Highlights

	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Organic Storage Rental Revenue Growth	7.5 %	10.4 %	9.7 %	10.8 %	11.1 %
Organic Service Revenue Growth	9.6 %	6.2 %	(0.6)%	(1.4)%	2.0 %
Total Volume - Storage	732,031	731,541	731,263	730,767	730,136
Storage Facility Capacity Utilization	79.2 %	79.6 %	79.4 %	79.6 %	79.5 %
Records Management Retention Rate	92.9 %	92.9 %	93.0 %	92.8 %	93.0 %
Storage Revenue / Sq. Ft.	$9.38	$9.15	$9.00	$8.78	$8.64
Storage NOI / Sq. Ft.	$7.46	$7.37	$7.23	$7.10	$7.00
Data Center:					
Leasable Megawatts	261.4	255.4	225.2	221.2	206.9
Leased % - Stabilized	95.7 %	95.4 %	94.6 %	94.7 %	94.3 %
Leased % - Total	94.0 %	93.3 %	91.8 %	92.2 %	92.2 %
Kilowatts Leased - New/Expansion	30,449	4,535	65,355	2,690	51,770
Churn	0.9 %	1.7 %	1.0 %	1.4 %	1.5 %
Number of Facilities	26	26	24	24	24
Number of Markets	21	21	21	19	19

investors.ironmountain.com Q1 2024 Supplemental Financial Information 6

Organic Revenue Growth (1) Q1 2024 Reported Constant Currency Organic Revenue Storage Rental 9.2% 9.0% 7.5% Service 17.4% 17.2% 9.6% Total Revenues 12.4% 12.2% 8.3% Total Organic Revenue Growth 12.8% 14.1% 11.3% 7.5% 5.7% 5.5% 8.7% 8.3% Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 0.0% 4.0% 8.0% 12.0% 16.0% Organic Storage Rental Revenue Growth 8.2% 9.7% 11.0% 11.1% 10.8% 9.7% 10.4% 7.5% Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Organic Service Revenue Growth 21.1% 21.8% 11.8% 2.0% (1.4)% (0.6)% 6.2% 9.6% Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 (10.0)% 0.0% 10.0% 20.0% 30.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q1 2024 Supplemental Financial Information 7

Global Storage Volume Global RIM Corporate and Other Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 500,000 550,000 600,000 650,000 700,000 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Global RIM 721,945 723,331 725,665 727,496 724,480 724,926 725,510 (1) 725,907 726,048 726,316 Corporate and Other 4,301 4,322 4,336 4,715 4,804 5,210 5,256 5,356 5,493 5,715 Total Volume - Storage 726,246 727,653 730,002 732,211 729,284 730,136 730,767 731,263 731,541 732,031 Business acquisitions during the quarter (2) — — — 143 — — — — — — (1) On June 29, 2023, we acquired 100% interest in Clutter Intermediate, Inc. and control of all assets of the related Clutter joint venture, of which we had a preexisting relationship. The volume associated with this business both prior and subsequent to our acquisition is substantially consistent. (2) Volume acquired through acquisition in the quarter; this is included in Total Storage Volume. Section III - Operational Metrics investors.ironmountain.com Q1 2024 Supplemental Financial Information 8

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Operating Performance

	Q1 2024	Q4 2023	Q1 2023	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business						
Storage Rental	$728,984	$723,112	$687,669	6.0%	5.9%	5.1%
Service	481,173	469,619	438,857	9.6%	9.6%	8.9%
Total Revenues	$1,210,157	$1,192,731	$1,126,526	7.4%	7.3%	6.6%
Adjusted EBITDA	**$526,268**	**$533,643**	**$477,784**			
Adjusted EBITDA Margin	*43.5 %*	*44.7 %*	*42.4 %*			
Global Data Center Business						
Storage Rental	$140,028	$131,986	$107,435	30.3%	29.7%	23.5%
Service	3,909	5,167	4,870	(19.7)%	(20.5)%	(20.5)%
Total Revenues	$143,937	$137,153	$112,305	28.2%	27.5%	21.6%
Adjusted EBITDA	**$61,568**	**$58,285**	**$50,635**			
Adjusted EBITDA Margin	*42.8 %*	*42.5 %*	*45.1 %*			
Corporate and Other						
Storage Rental	$15,830	$16,046	$14,985	5.6%	4.8%	2.4%
Service	106,939	73,899	60,533	76.7%	75.7%	17.3%
Total Revenues	$122,769	$89,946	$75,518	62.6%	61.6%	14.3%
Adjusted EBITDA	**$(68,981)**	**$(66,679)**	**$(67,611)**			
Total Consolidated						
Storage Rental	$884,842	$871,144	$810,089	9.2%	9.0%	7.5%
Service	592,021	548,685	504,260	17.4%	17.2%	9.6%
Total Revenues	$1,476,863	$1,419,829	$1,314,349	12.4%	12.2%	8.3%
Adjusted EBITDA	**$518,855**	**$525,249**	**$460,808**			
Adjusted EBITDA Margin	*35.1 %*	*37.0 %*	*35.1 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q1 2024 Supplemental Financial Information 9

Condensed Consolidated Balance Sheets 3/31/2024 12/31/2023 ASSETS Current Assets: Cash and Cash Equivalents $191,655 $222,789 Accounts Receivable, Net 1,268,061 1,259,826 Prepaid Expenses and Other 275,358 252,930 Total Current Assets $1,735,074 $1,735,545 Property, Plant and Equipment: Property, Plant and Equipment $10,647,036 $10,373,989 Less: Accumulated Depreciation (4,108,897) (4,059,120) Property, Plant and Equipment, Net $6,538,139 $6,314,869 Other Assets, Net: Goodwill $5,107,473 $5,017,912 Customer and Supplier Relationships and Other Intangible Assets 1,330,638 1,279,800 Operating Lease Right-of-Use Assets 2,677,803 2,696,024 Other 440,429 429,652 Total Other Assets, Net $9,556,343 $9,423,388 Total Assets $17,829,556 $17,473,802 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $118,771 $120,670 Accounts Payable 524,901 539,594 Accrued Expenses and Other Current Liabilities 1,052,454 1,250,259 Deferred Revenue 332,801 325,665 Total Current Liabilities $2,028,927 $2,236,188 Long-term Debt, Net of Current Portion 12,588,569 11,812,500 Long-term Operating Lease Liabilities, Net of Current Portion 2,525,552 2,562,394 Other Long-term Liabilities 255,491 237,590 Deferred Income Taxes 233,135 235,410 Redeemable Noncontrolling Interests 179,222 177,947 Total Long-term Liabilities $15,781,969 $15,025,841 Total Liabilities $17,810,896 $17,262,029 Equity Total Equity $18,660 $211,773 Total Liabilities and Equity $17,829,556 $17,473,802 Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q1 2024 Supplemental Financial Information 10

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Condensed Consolidated Statements of Operations

	Q1 2024	Q4 2023	Q/Q % Change	Q1 2023	Y/Y % Change
Revenues:					
Storage Rental	$884,842	$871,144	1.6 %	$810,089	9.2 %
Service	592,021	548,685	7.9 %	504,260	17.4 %
Total Revenues	**$1,476,863**	**$1,419,829**	**4.0 %**	**$1,314,349**	**12.4 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$653,255	$601,329	8.6 %	$571,626	14.3 %
Selling, General and Administrative	319,465	314,932	1.4 %	294,520	8.5 %
Depreciation and Amortization	209,555	199,941	4.8 %	182,094	15.1 %
Acquisition and Integration Costs	7,809	12,860	(39.3)%	1,595	n/a
Restructuring and Other Transformation	40,767	53,853	(24.3)%	36,913	10.4 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	389	6,157	(93.7)%	(13,061)	103.0 %
Total Operating Expenses	**$1,231,240**	**$1,189,072**	**3.5 %**	**$1,073,687**	**14.7 %**
Operating Income (Loss)	**$245,623**	**$230,757**	**6.4 %**	**$240,662**	**2.1 %**
Interest Expense, Net	164,519	151,784	8.4 %	137,169	19.9 %
Other (Income) Expense, Net	(12,530)	40,761	(130.7)%	21,200	(159.1)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$93,634**	**$38,212**	**145.0 %**	**$82,293**	**13.8 %**
Provision (Benefit) for Income Taxes	16,609	9,018	84.2 %	16,758	(0.9)%
Net Income (Loss)	**$77,025**	**$29,194**	**163.8 %**	**$65,535**	**17.5 %**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	2,964	712	n/a	940	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$74,061**	**$28,482**	**160.0 %**	**$64,595**	**14.7 %**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.25	$0.10	150.0 %	$0.22	13.6 %
Diluted	$0.25	$0.10	150.0 %	$0.22	13.6 %
Weighted Average Common Shares Outstanding - Basic	292,746	292,328	0.1 %	291,442	0.4 %
Weighted Average Common Shares Outstanding - Diluted	295,221	295,014	0.1 %	293,049	0.7 %

investors.ironmountain.com Q1 2024 Supplemental Financial Information 11

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA Q1 2024 Q4 2023 Q/Q % Change Q1 2023 Y/Y % Change Net Income $77,025 $29,194 163.8% $65,535 17.5 % Add / (Deduct): Interest Expense, Net 164,519 151,784 8.4% 137,169 19.9 % Provision (Benefit) for Income Taxes 16,609 9,018 84.2% 16,758 (0.9) % Depreciation and Amortization 209,555 199,941 4.8% 182,094 15.1 % Acquisition and Integration Costs 7,809 12,860 (39.3) % 1,595 n/a Restructuring and Other Transformation 40,767 53,853 (24.3) % 36,913 10.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) 389 6,157 (93.7) % (13,061) 103.0 % Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures (13,110) 40,332 (132.5) % 17,491 (175.0) % Stock-Based Compensation Expense 14,039 20,604 (31.9) % 12,509 12.2 % Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 1,253 1,506 (16.8) % 3,805 (67.1) % Adjusted EBITDA $518,855 $525,249 (1.2) % $460,808 12.6 % Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q1 2024 Supplemental Financial Information 12

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q1 2024	Q4 2023	Q/Q % Change	Q1 2023	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.25**	**$0.10**	**150.0 %**	**$0.22**	**13.6 %**
Add / (Deduct):					
Acquisition and Integration Costs	0.03	0.04	(25.0)%	0.01	n/a
Restructuring and Other Transformation	0.14	0.18	(22.2)%	0.13	7.7 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	—	0.02	n/a	(0.04)	n/a
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.04)	0.14	(128.6)%	0.06	(166.7)%
Stock-Based Compensation Expense	0.05	0.07	(28.6)%	0.04	25.0 %
Non-Cash Amortization Related to Derivative Instruments	0.01	0.01	—	0.02	(50.0)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.01)	(0.04)	(75.0)%	(0.02)	(50.0)%
Net Income Attributable to Noncontrolling Interests	0.01	—	n/a	—	n/a
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.43**	**$0.52**	**(17.3)%**	**$0.42**	**2.4 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended March 31, 2024 and 2023 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended March 31, 2024 and 2023 was 13.9% and 15.2%, respectively, and 12.3% for the quarter ended December 31, 2023. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current quarter's estimate of the annual structural tax rate.

investors.ironmountain.com Q1 2024 Supplemental Financial Information 13

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

	Q1 2024	Q4 2023	Q/Q % Change	Q1 2023	Y/Y % Change
Net Income	**$77,025**	**$29,194**	**163.8 %**	**$65,535**	**17.5 %**
Add / (Deduct):					
Real Estate Depreciation (1)	83,573	83,928	(0.4)%	76,129	9.8 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(1,194)	193	n/a	(15,746)	(92.4)%
Data Center Lease-Based Intangible Assets Amortization (2)	5,576	3,804	46.6 %	6,129	(9.0)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	441	853	(48.3)%	132	n/a
FFO (Nareit)	**$165,421**	**$117,972**	**40.2 %**	**$132,179**	**25.1 %**
Add / (Deduct):					
Acquisition and Integration Costs	7,809	12,860	(39.3)%	1,595	n/a
Restructuring and Other Transformation	40,767	53,853	(24.3)%	36,913	10.4 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	1,818	6,290	(71.1)%	4,550	(60.1)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(13,110)	40,332	(132.5)%	17,491	(175.0)%
Stock-Based Compensation Expense	14,039	20,604	(31.9)%	12,509	12.2 %
Non-Cash Amortization Related to Derivative Instruments	4,176	4,176	—	5,834	(28.4)%
Real Estate Financing Lease Depreciation	2,986	3,022	(1.2)%	2,988	(0.1)%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(4,170)	(13,050)	(68.0)%	(6,893)	(39.5)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	41	(56)	173.2 %	226	(81.9)%
FFO (Normalized)	**$219,777**	**$246,005**	**(10.7)%**	**$207,392**	**6.0 %**
Add / (Deduct):					
Non-Real Estate Depreciation	57,073	51,572	10.7 %	40,948	39.4 %
Amortization Expense (4)	60,346	57,613	4.7 %	55,899	8.0 %
Amortization of Deferred Financing Costs	6,100	3,278	86.1 %	4,332	40.8 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,322	1,829	(27.7)%	1,760	(24.9)%
Non-Cash Rent Expense (Income)	5,659	4,982	13.6 %	7,436	(23.9)%
Reconciliation to Normalized Cash Taxes	1,931	7,090	(72.8)%	3,157	(38.8)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	182	181	0.6 %	1,981	(90.8)%
Less:					
Recurring Capital Expenditures	28,737	44,916	(36.0)%	27,663	3.9 %
AFFO	**$323,653**	**$327,634**	**(1.2)%**	**$295,242**	**9.6 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.56	$0.40	40.0 %	$0.45	24.4 %
FFO (Normalized)	$0.74	$0.83	(10.8)%	$0.71	4.2 %
AFFO Per Share	**$1.10**	**$1.11**	**(0.9)%**	**$1.01**	**8.9 %**
Weighted Average Common Shares Outstanding - Basic	292,746	292,328	0.1 %	291,442	0.4 %
Weighted Average Common Shares Outstanding - Diluted	295,221	295,014	0.1 %	293,049	0.7 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impacts our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

investors.ironmountain.com Q1 2024 Supplemental Financial Information 14

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q1 2024	Q4 2023	Q/Q % Change	Q1 2023	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$884,842**	**$871,144**	**1.6 %**	**$810,089**	**9.2 %**
Plus: Terminations/Permanent Withdrawal Fees	9,664	9,222	4.8 %	7,640	26.5 %
Total Revenue from Adjusted Storage Rental Activities	**$894,506**	**$880,366**	**1.6 %**	**$817,728**	**9.4 %**
Less: Storage Rental Expenses					
Storage Rent	123,389	120,010	2.8 %	116,150	6.2 %
Storage Rental Labor	10,260	7,489	37.0 %	7,839	30.9 %
All Other Storage Costs	136,828	138,662	(1.3)%	114,308	19.7 %
Storage Rental Cost of Sales	**$270,477**	**$266,161**	**1.6 %**	**$238,297**	**13.5 %**
Storage Rental Gross Profit	**$624,029**	**$614,205**	**1.6 %**	**$579,431**	**7.7 %**
Storage Rental Gross Margin	*69.8 %*	*69.8 %*	*0 bps*	*70.9 %*	*-110 bps*
Service Business Detail					
Total Service Revenue	**$592,021**	**$548,685**	**7.9 %**	**$504,260**	**17.4 %**
Less: Terminations/Permanent Withdrawal Fees	9,664	9,222	4.8 %	7,640	26.5 %
Total Revenue from Adjusted Service Activities	**$582,357**	**$539,463**	**8.0 %**	**$496,621**	**17.3 %**
Less: Service Expenses					
Service Rent	6,217	6,565	(5.3)%	4,986	24.7 %
Service Labor	241,071	215,310	12.0 %	211,690	13.9 %
All Other Service Costs	135,490	113,292	19.6 %	116,653	16.1 %
Service Cost of Sales	**$382,778**	**$335,167**	**14.2 %**	**$333,329**	**14.8 %**
Service Gross Profit	**$199,579**	**$204,296**	**(2.3)%**	**$163,291**	**22.2 %**
Service Gross Margin	*34.3 %*	*37.9 %*	*-360 bps*	*32.9 %*	*140 bps*

investors.ironmountain.com Q1 2024 Supplemental Financial Information 15

IRON MOUNTAIN
Section VI - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 12/31/2023 (2)	232	23,281	1,145	74,732	1,377	98,012
Additions & Expansions	—	—	18	2,084	18	2,084
Dispositions & Move Outs	(3)	(63)	(34)	(1,964)	(37)	(2,027)
Total as of 03/31/2024 (3)	**229**	**23,218**	**1,129**	**74,853**	**1,358**	**98,071**
Total %	***16.9 %***	***23.7 %***	***83.1 %***	***76.3 %***		

Top Five Markets Owned, United States (in Sq. Ft.)	
Northern New Jersey	1,962
Chicago	1,282
Boston	1,154
Dallas	966
Houston	873

Top Five Markets Owned, International (in Sq. Ft.)	
Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	434

Facility Lease Expirations (4) (% of total square feet subject to lease)


3.3%
4.4%
4.0%
2.5%
2.7%
4.4%
4.9%
5.3%
3.0%
65.5%
2024
2025
2026
2027
2028
2029
2030
2031
2032
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 11.5 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Reflects adjustments to previous periods due to refinements to real estate basis.
(3) Includes 12 owned data center facilities and 5 leased data center facilities with 2.6M Sq. Ft. and 0.8M Sq. Ft., respectively.
(4) Includes financing and operating lease obligations.

investors.ironmountain.com Q1 2024 Supplemental Financial Information 16

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2024	663	14.8	3.2%	44,911	6.7%
2025	598	39.2	8.5%	98,872	14.8%
2026	260	24.1	5.2%	56,082	8.4%
2027	99	10.7	2.3%	29,333	4.4%
2028	65	58.3	12.6%	74,696	11.2%
2029	26	25.7	5.5%	27,736	4.1%
2030	5	48.6	10.5%	53,808	8.0%
Thereafter	26	241.7	52.2%	284,268	42.5%
Total	**1,742**	**463.2**	**100.0%**	**$669,703**	**100.0%**
WALE:	**8.7 years**				

Data Center Leasing Activity Summary

	Q1 2024			
	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	150	$6,159	30,449	$202
New Built to Suit leases signed	—	—	—	—
Commenced leases	124	1,161	8,492	137
Renewed leases	190	1,703	5,742	297
Churn	0.9%			
Cash Mark to Market	4.7%			
GAAP Mark to Market	8.2%			

AZP-3 Rendering


IRON
MOUNTAIN

investors.ironmountain.com Q1 2024 Supplemental Financial Information 17

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	79.3%	—	—	14.2	79.3%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	46.5	100.0%	—	—	46.5	100.0%
Scottsdale						
AZS-1	5.7	100.0%	—	—	5.7	100.0%
Denver						
DEN-1	11.3	46.9%	—	—	11.3	46.9%
New Jersey						
NJE-1	16.8	98.2%	4.0	62.5%	20.8	91.3%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	36.0	100.0%	—	—	36.0	100.0%
VA-3	10.0	100.0%	—	—	10.0	100.0%
Amsterdam						
AMS-1	13.1	92.4%	—	—	13.1	92.4%
London						
LON-1	8.7	97.1%	—	—	8.7	97.1%
LON-2	9.0	100.0%	—	—	9.0	100.0%
Frankfurt						
FRA-1 (1)	9.0	100.0%	—	—	9.0	100.0%
FRA-2 (1)	9.8	100.0%	—	—	9.8	100.0%
Singapore						
SIN-1	6.8	100.0%	—	—	6.8	100.0%
Madrid						
MAD-1	1.0	45.0%	—	—	1.0	45.0%
India						
Web Werks JV	1.5	100.0%	4.7	30.2%	6.2	47.3%
Total Data Center Properties	**252.8**	**95.7%**	**8.7**	**45.1%**	**261.4**	**94.0%**

(1) Our Frankfurt Data Centers are an unconsolidated joint venture.

Total Potential Capacity - Megawatts

	Q1 2024	Q1 2023
Leasable	261.4	206.9
Under Construction	233.7	208.3
Held for Development	365.7	332.0
Total Data Center Portfolio	**860.8**	**747.1**

investors.ironmountain.com Q1 2024 Supplemental Financial Information 18

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q1 2024 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	5.0	—	—	$7.1	$38.7	$45.0	Q3 2025	Q3 2026	4.6
Madrid									
MAD-1 Phase 1	2.0	—	—	$4.8	$12.8	$30.1	Q3 2024	Q3 2025	—
India									
Web Werks JV (1)	6.7	1.8	26.9%	—	—	—			6.8
All Other Facilities	—	1.0	—	—	—	—			21.4
Total Expansion	**13.7**	**2.8**	**20.4%**	**$12.0**	**$51.5**	**$75.1**			**32.8**
New Development									
Phoenix									
AZP-3	10.0	—	—	$16.4	$35.8	$100.6	Q4 2025	Q4 2026	26.0
Amsterdam									
AMS-2	—	—	—	—	—	—			10.6
Chicago									
CHI-2	—	—	—	—	—	—			36.0
Frankfurt									
FRA-1 Phase 2 (2)	9.0	9.0	100.0%	—	—	—	Q2 2024	Q4 2024	—
FRA-1 Phase 3 (2)	9.0	9.0	100.0%	—	—	—	Q2 2024	Q2 2027	—
London									
LON-2 Phase 2	9.0	9.0	100.0%	$3.6	$58.4	$61.0	Q3 2024	Q4 2025	—
LON-2 Phase 3	9.0	9.0	100.0%	$7.8	$38.0	$62.8	Q4 2024	Q4 2028	—
LON-3 Future Phases	—	—	—	—	—	—			25.0
Madrid									
MAD-1	—	—	—	—	—	—			76.0
Northern Virginia									
VA-3 Phase 2	34.0	34.0	100.0%	$45.7	$123.8	$204.1	Q4 2024	Q4 2024	—
VA-4 (3)	32.0	32.0	100.0%	$13.0	$41.2	$96.2	Q3 2025	Q3 2025	—
VA-5 (3)	40.0	40.0	100.0%	$10.3	$50.9	$109.5	Q2 2025	Q2 2025	—
VA-6 Phase 1	16.0	16.0	100.0%	$46.4	$111.3	$178.5	Q4 2024	Q4 2024	—
VA-6 Phase 2	16.0	12.0	75.0%	$12.7	$22.7	$111.5	Q1 2025	Q1 2026	—
VA-7	36.0	36.0	100.0%	$7.7	$17.0	$360.0	Q4 2025	Q4 2025	—
VA Future Phases	—	24.0	—	—	—	—			44.0
India									
Web Werks JV (1)	—	—	—	—	—	—			99.3
Miami									
MIA-1	—	—	—	—	—	—			16.0
Total New Development	**220.0**	**230.0**	**104.5%**	**$163.6**	**$499.2**	**$1,284.2**			**332.9**
Total Development	**233.7**	**232.8**	**99.6%**	**$175.6**	**$550.6**	**$1,359.3**			**365.7**

(1) Represents a consolidated joint venture in India; operating six facilities in six markets.
(2) FRA-1 is an unconsolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.
(3) VA-4/5 are held by a consolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.

investors.ironmountain.com Q1 2024 Supplemental Financial Information 19

IRON MOUNTAIN
Section VIII - Capitalization and Debt Maturity Profile

Capitalization

Revolving Credit Facility and Term Loan A	
Capacity	$2,475,000
Outstanding	$885,000
Letters of Credit	$4,826
Remaining Capacity	$1,585,174
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (SOFR+CSA)	1.85 %
Weighted Average Interest Rate	7.21 %
Maturity Date	3/18/2027
Credit Facility Fixed Charge Coverage Ratio	2.4x
Net Total Lease-Adjusted Leverage Ratio	5.1x

Total Market Capitalization as of 03/31/2024	
# of Shares Outstanding	293,086
Share Price as of 03/31/24	$80.21
Total Market Capitalization	$23,508,403
Net Debt (1)	$12,611,846
Total Enterprise Value	$36,120,249
Net Debt to Total Enterprise Value	34.9 %
Adjusted EBITDA to Interest Expense	3.2x
Total Enterprise Value to Adjusted EBITDA (2)	17.9x

Fixed vs. Floating Rate Debt


24%
76%
Fixed Rate Debt
Floating Rate Debt

Credit Rating		
	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	12/15/2023	12/20/2023

Total Long Term Debt Weighted Average Rates	
Weighted Average Interest	5.7 %
Weighted Average Maturity	5.7 Years
USD denominated	88 %

Debt Maturity Profile ($ in Millions) (3) (4)


$30
$1,138
$1,066
$1,863
$1,346
$2,034
$1,312
$2,216
$1,350
$25
2024
2025
2026
2027
2028
2029
2030
2031
2032
2034
Revolving Credit Facility and Term Loan A
Construction Loans IMDC
A/R Securitization
USD Term Loan B (2031)
Senior Unsecured Notes
Bi-Lateral Loans
AUD Term Loan B
USD Term Loan B (2026)
Mortgage Notes Payable

(1) Net debt is calculated as current portion of long-term debt of $118.8M plus long-term debt net of current portion of $12,588.6M plus deferred financing costs of $96.2M less cash and cash equivalents of $191.7M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Discounts, Financing Leases, Notes Payable and Other.
(4) In addition to the above, the Company has approximately $265M of committed asset level financing for the construction of three Data Center assets in Northern Virginia.

investors.ironmountain.com Q1 2024 Supplemental Financial Information 20

Quarterly Capital Expenditures Q1 2024 Q4 2023 Q/Q % Change Q1 2023 Y/Y % Change Growth: Data Center $276,631 $310,230 (10.8) % $202,406 36.7 % Real Estate 46,755 64,862 (27.9) % 55,903 (16.4) % Innovation and Other 13,730 23,803 (42.3) % 15,536 (11.6) % Total Growth Capital Expenditures $337,116 $398,895 (15.5) % $273,845 23.1 % Recurring: Data Center $1,768 $5,249 (66.3) % $2,493 (29.1) % Real Estate 9,361 23,886 (60.8) % 5,369 74.4 % Non-Real Estate 17,608 15,781 11.6% 19,801 (11.1) % Total Recurring Capital Expenditures $28,737 $44,916 (36.0) % $27,663 3.9 % Total Growth and Recurring Capital Expenditures $365,853 $443,811 (17.6) % $301,508 21.3 % Net Change in Prepaid and Accrued Capital Expenditures 15,292 (66,882) (122.9) % (35,602) (143.0) % Total Cash Paid for Growth and Recurring Capital Expenditures $381,145 $376,929 1.1% $265,906 43.3 % Section IX - Capital Expenditures investors.ironmountain.com Q1 2024 Supplemental Financial Information 21

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). SRP FLS Statement: We have made statements in this Supplemental Financial Information that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, "projects", “pursue”, “will” or similar expressions, we are making forward- looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this Supplemental Financial Information. Acquisition and Integration Costs: We define Acquisition and Integration Costs as operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance, and system integration costs. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Amortization related to the write-off of certain customer relationship intangible assets; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; (vii) Non-cash amortization related to derivative instruments; and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Non-Cash Amortization of Derivative Instruments: Includes amortization on instruments such as cross-currency swap agreements designated as a hedge of net investment. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted Funds From Operations, or AFFO: We define adjusted funds from operations or AFFO as FFO (Normalized) (1) excluding (i) non-cash rent expense (income); (ii) depreciation on non-real estate assets; (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisition of customer and supplier relationships, capitalized commissions and other intangibles; (iv) amortization of deferred financing costs and debt discount/ premium; (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases; (vi) the Section X - Appendix and Definitions investors.ironmountain.com Q1 2024 Supplemental Financial Information 22

impact of reconciling to normalized cash taxes; and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: Calculated as AFFO divided by weighted-average fully-diluted shares outstanding. Funds From Operations, FFO (Nareit), and FFO (Normalized): Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles (“FFO (Nareit)”). We calculate our FFO measures, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; and (viii) Tax impact of reconciling items and discrete tax items. FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Terminations/Permanent Withdrawal Fees: Revenue from the preparation, documentation, and permanent withdrawal of records. Business Segments: The Global Records and Information Management ("Global RIM"): Records Management, stores physical records and provides information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents ("Records Management") for customers in 60 countries around the globe. As of December 31, 2023, we stored approximately million cubic feet of hardcopy records. Data Management, provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations, server and computer backup services and related services offerings ("Data Management"). Global Digital Solutions, develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information ("Global Digital Solutions"). Secure Shredding, includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Through a combination of shredding facilities and mobile shredding units consisting of custom built trucks, we are able to offer secure shredding services to our customers. Entertainment Services, entertainment and media services which help industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets ("Entertainment Services"). Consumer Storage, provides on-demand, valet storage for consumers ("Consumer Storage") utilizing data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Corporate and Other: Consists primarily of our Fine Arts and asset lifecycle management ("ALM") businesses and other corporate items. Our Fine Arts business provides technical expertise in the handling, installation and storing of art. Our ALM business provides hyperscale and corporate IT infrastructure managers with services and solutions that enable the decommissioning, data erasure processing and disposition or sale of IT hardware and component assets. ALM services are enabled by: secure logistics, chain of custody and complete asset traceability practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. In addition, ALM also offers workplace IT asset management services including storage, configuration, deployment, device support and end-of-life disposition for employee IT devices. Our ALM service focus on protecting and eradicating customer data while maintaining strong, auditable, and transparent chain of custody practices. Corporate and Other also includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally discretionary in nature. We categorize our capital expenditures as follows: Section X - Appendix and Definitions investors.ironmountain.com Q1 2024 Supplemental Financial Information 23

Growth Investment: Data Center - Expenditures primarily related to investments in the construction of data center facilities (including the acquisition of land), as well as investments to drive revenue growth, expand capacity or achieve operational or cost efficiencies. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues, extend the useful life of an asset or achieve operational or cost efficiencies. Innovation and Other - Discretionary capital expenditures for significant new products and services as well as computer hardware and software to support new products and services or to achieve operational or cost efficiencies. Integration costs of acquisitions are also included. Recurring: Data Center - Expenditures related to the replacement of equivalent components and overall maintenance of existing data center assets. Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Constant Currency: Adjusts results to normalize Fx impacts across comparable periods. Data Center Business Definitions: Leaseable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts (MW). Leased % Calculation - Calculated as the megawatts under contract divided by the leasable megawatts. Monthly Recurring Revenue (MRR) - Defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - Represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. EBITDAR: Calculated as the last 12 months' earnings before interest, taxes, depreciation and amortization and rent expense (“EBITDAR”) of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, subject to certain adjustments and exclusions, which make the calculation of financial performance for purposes of EBITDAR calculations not directly comparable to our presentation of Adjusted EBITDA. Credit Facility Fixed Charge Coverage Ratio: Calculated as last twelve months EBITDAR divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses. Net Lease-Adjusted Leverage Ratio: Calculated as net debt, including the capitalized value of lease obligations, plus six times rent expenses divided by EBITDAR. Organic Revenue Growth: Our organic revenue growth rate, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate: Calculated as one minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Storage Rev/NOI per Sq. Ft.: Calculated as either storage revenue or Storage NOI (as defined below) divided by the quarterly building square foot average for storage products. Service Profit and Margin: The Gross Profit and Margin attributable to the global service business. Calculated as follows: Total Revenues from Adjusted Service Activities - Service Cost of Sales = Service Gross Profit ($) / Total Revenues from Adjusted Service Activities = Service Gross Margin (%) Storage Net Operating Income, or Storage NOI: Section X - Appendix and Definitions investors.ironmountain.com Q1 2024 Supplemental Financial Information 24

Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the global storage business. Calculated as follows: Total Revenue from Adjusted Storage Rental Activities - Storage Rental Cost of Sales = Storage Rental Gross Profit ($) / Total Revenue from Adjusted Storage Rental Activities = Storage Rental Gross Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year calculated based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Global RIM and Corporate and Other, calculated on an absolute basis in cubic feet. Section X - Appendix and Definitions investors.ironmountain.com Q1 2024 Supplemental Financial Information 25